                                                                   EXHIBIT 10.12

                          PROJECT CONSTRUCTION CONTRACT
                                  (GF-91-0201)

           (Document Stamp No. 7, Shandong Provincial Administration
                            of Industry and Commerce)







                                   Drafted by:
                  State Administration of Industry and Commerce
                                       and
                  Ministry of Construction of the People's Republic of China





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                          PROJECT CONSTRUCTION CONTRACT
                              AGREEMENT PROVISIONS

Party A:  Weifang Fuhua Amusement Park Co., Ltd.
Party B: Construction Company No. 1 of Weifang Changda Construction (Group) General Co.

In accordance with the principles of the Economic Contract Law of the People's Republic of China (the "PRC") and the Construction and Installation Project Contracting Ordinance, and in the light of the specific situation of this project, the two parties hereby reach the following agreement.

ARTICLE 1.  OVERVIEW OF THE PROJECT.

1.1. Name of project: Fuhua Indoor Water Park
     Locality of project: The Water Palace at Fuhua Amusement Park Project items: Civil engineering and steel frames
     Scope of contract: Same as above (based on design drawing)

1.2. Starting date: Oct. 31, 2000.
     Completion date: Apr. 30, 2001.
     Total calendar days: 180 days.

1.3. Grade of quality: Excellent.

1.4. Price under this Contract: Total construction costs of 33,500,000 RMB for labor and materials (in case of a budget overrun, price shall be based on budget).

ARTICLE 2. CONTRACT DOCUMENTS AND PRIORITY OF INTERPRETATION: "Contract Conditions" shall apply.

ARTICLE 3. LANGUAGE, STANDARDS, AND GOVERNING LAWS OF THE CONTRACT DOCUMENTS.

3.1.   Contract language: Chinese.

3.2. Applicable laws: the Commercial Contract Law, Construction and Installation Project Contracting Ordinance and other relevant regulations.

3.3. Applicable standards and criterion: PRC Standards for Quality Inspection and Rating of Construction and Installation Projects.


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ARTICLE 4.  DRAWINGS.

4.1.   Date on which drawings to be supplied: By Oct. 20, 2000.

4.2.   Number of sets of drawings to be supplied: 3 sets.

4.3. Special confidentiality requirements for drawings and expense: not stipulated in the agreement.

ARTICLE 5.  PARTY A'S FIELD REPRESENTATIVE.

5.1.   List of Party A's field representative and appointed persons:

5.2. Name of the chief supervisory engineer performing external supervision and the scope of his authority (if applicable):

ARTICLE 6.  PARTY B'S FIELD REPRESENTATIVE.

ARTICLE 7.  PARTY A'S WORK RESPONSIBILITIES

7.1. Requirements with regard to conditions of Construction Site for start of work and completion time: by Oct. 20, 2000.

7.2. Requirements with regard to time and location for laying water, electric and telecommunication lines, etc. at Construction Site and for supplying such services: by Oct. 20, 2000, to ensure that construction needs at Construction Site are met.

7.3. Date on which the main thoroughfares within the construction site join the public roads and the start and end points of such thoroughfares:

7.4. Time frame for supply information on project geology and underground pipelines:

7.5. Names of certificates and approvals required and time frame for acquiring such certificates:

7.6. Filing and inspection requirements with regard to locations of benchmarks and control coordinates:

7.7. Time frame for joint examination of drawings and submission of design: by Oct. 20, 2000

7.8. Requirements with regard to protecting buildings around Construction Site and underground pipelines: "Contract Conditions" shall apply.


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ARTICLE 8.  PARTY B'S WORK RESPONSIBILITIES

8.1. Name, completion time and requirements with regard to construction drawings and matching designs: not stipulated in the agreement.

8.2. Names, time frame and number of copies of plans and statements that are to be submitted:

8.3.   Construction safety requirements: "Contract Conditions" shall apply.

8.4. Requirements with regard to supplying office and living facilities to Party A's representative: not stipulated in the agreement

8.5.   Requirements with regard to traffic and noise control at Construction
       Site: "Contract Conditions" shall apply.

8.6. Requirements with regard to protecting completed product: Dependent upon construction needs, protection costs for finished product shall be based on regulations. With regard to other matters, "Contract Conditions" shall apply.

8.7. Requirements with regard to protecting buildings and underground pipes around Construction Site: "Contract Conditions" shall apply.

8.8.   Requirements with regard to keeping Construction Site tidy and sanitary:
       Materials, tools and rubbish shall be placed according to the layout chart; construction shall be organized according to the Standards for Inspection of Construction Sites established by the provincial Construction Administration; Site shall be cleaned before the project is delivered, according to the relevant standards established by the authorities.

ARTICLE 9.  PROGRESS SCHEDULES

9.1. Date by which Party B is to submit the organizational design of the construction (or construction plan) and the progress schedule:

9.2. Date by which Party A's representative is to present its approval: within 5 days of receipt.

ARTICLE 10. POSTPONEMENT OF THE STARTING DATE: "Contract Conditions" shall apply.

ARTICLE 11. SUSPENSION OF CONSTRUCTION: Same as above.

ARTICLE 12. DELAY IN CONSTRUCTION: Same as above.


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ARTICLE 13. COMPLETION AHEAD OF THE SCHEDULE: Same as above.

ARTICLE 14. INSPECTION AND REWORKING: Same as above.

ARTICLE 15. LEVELS OF THE PROJECT QUALITY: excellent.

15.1. The financial expenditures for meeting required levels of project quality: not stipulated in the agreement.

15.2. Name of the department to perform the quality assessment: Quality Inspection Station, Weifang City.

ARTICLE 16.  CONCEALED WORK AND MID-POINT ACCEPTANCE CHECK.

16.1. Sections and time for mid-point acceptance: "Contract Conditions" shall apply.

ARTICLE 17.  TEST RUN.

ARTICLE 18.  ACCEPTANCE CHECK AND RE-INSPECTION.

ARTICLE 19.  CONTRACT COST AND ITS ADJUSTMENT.

19.1.  Conditions for adjustment: "Contract Conditions" shall apply.

19.2.  Methods of adjustment: "Contract Conditions" shall apply.

ARTICLE 20.  ADVANCE PROJECT PAYMENT.

20.1.  Total amount of advance project payment: see article 42.

20.2.  Time frame and percentages for advance payment: see article 42.

20.3. Time frame and percentages for deduction: relevant rules established by the authorities shall apply.

20.4. Party A's default liability for not paying on schedule: "Contract Conditions" shall apply.

ARTICLE 21.  VERIFICATION OF THE PROJECT WORK AMOUNT.

21.1. Time frame and requirements with regard to submission by Party B of report on project work amount:

Submit current month's budget and next month's plan by the 25th of the current month, one copy each.


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ARTICLE 22. PROJECT PAYMENT.

22.1.  Project payment method: see article 42.

22.2.  Project payment amounts and dates:

22.3.  Party A's default liability: "Contract Conditions" shall apply.

ARTICLE 23.  SUPPLY OF  MATERIAL AND EQUIPMENT BY PARTY A.

23.1. Requirements with regard to Party A supplying material and equipment (see attached list):

ARTICLE 24. PURCHASE OF MATERIAL AND EQUIPMENT BY PARTY B: Both Parties shall view the samples and decide on the sources and prices of the material and equipment. The portion of the prices that is in excess of the budget shall be paid according to the actual price.

ARTICLE 25.  DESIGN CHANGES: "Contract Conditions" shall apply.

ARTICLE 26.  CHANGING THE CONTRACT COST: "Contract Conditions" shall apply.

ARTICLE 27.  PROJECT COMPLETION ACCEPTANCE.

27.1. Date by which Party B is to submit the completion documents and the acceptance check report: 10 days before acceptance check.

27.2. Date by which Party B is to submit completion drawings and number of copies of such drawings to be submitted: "Contract Conditions" shall apply.

ARTICLE 28.  SETTLEMENT UPON COMPLETION.

28.1.  Settlement method: construction drawing budget plus certification.

28.2. Date by which Party B is to submit settlement report: within 10 days after completion.

28.3. Date by which Party A is to approve the settlement report: within 40 days after receipt.

28.4. Date by which Party A is to notify the handling bank of fund allocation: see Article 42.

28.5.  Party A's default liability: "Contract Conditions" shall apply.


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ARTICLE 29.  WARRANTY.

29.1. Items and scope of the warranty: Memorandum No.29 of the Ministry of Construction (1993) shall apply.

29.2.  Warranty period: Same as above.

29.3.  Warranty amount and method of payment: Same as above.

29.4.  Rate of interest on warrant amount: Same as above.

ARTICLE 30.  DISPUTES

30.1.  Procedures for settling disputes: negotiation, arbitration.

30.2. Resolution of disputes: Article 30.3 of "Contract Conditions" shall apply.

ARTICLE 31.  BREACH OF CONTRACT.

31.1.  Handling of contract breach: "Contract Conditions" shall apply.

31.2. Amount of default penalty: to be calculated according to the losses actually incurred

31.3.  Method of calculating the losses: "Contract Conditions" shall apply.

31.4.  Interest rate on amount overdue from Party A:

ARTICLE 32.  CLAIMS: "Contract Conditions" shall apply.

ARTICLE 33.  SAFETY IN CONSTRUCTION: "Contract Conditions" shall apply.

ARTICLE 34.  PATENT TECHNOLOGY, SPECIAL PROCESSES, AND RATIONALIZATION
             PROPOSALS: "Contract Conditions" shall apply.

ARTICLE 35.  UNDERGROUND OBSTACLES AND CULTURAL RELICS.

ARTICLE 36.  SUBCONTRACTING THE PROJECT.

36.1.  Subcontractors and subcontracted items: not accepted.

36.2.  Method of settling subcontract cost: not accepted.

ARTICLE 37.  FORCE MAJEURE.


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37.1.  Criteria for recognizing natural calamities as force majeure: "Contract
       Conditions" shall apply in the case of the following natural calamities: earthquakes above 6 on the Richter Scale, lightning strikes, winds above 10 on the wind scale, rainfalls of 7,200 mm per day [sic].

ARTICLE 38. INSURANCE: not accepted.

ARTICLE 39. CANCELLATION OR SUSPENSION OF THE PROJECT: Contract Conditions" shall apply.

ARTICLE 40. VALIDITY AND TERMINATION OF THE CONTRACT: Effective upon signing by both Parties; termination shall be in compliance with "Contract Conditions".

40.1   Date on which contract takes effect:

ARTICLE 41. COPIES OF THE CONTRACT: 10 copies

41.1.  Number of Contract duplicates: 8 duplicates

41.2.  Obligation to distribute Contract duplicates:

41.3.  Expense for producing the Contract: (illegible)

ARTICLE 42. OTHER:

42.1. Amount of advance contract payment and method of payment: from the time when this Contract is signed to the end of the year, advance payments shall equal 30% (approximately 9,000,000 RMB). Subsequently, payment is to be made according to construction progress. After the acceptance of the completed project, which shall meet established standards, payment shall total 75% of the final amount. The balance shall be paid at one time upon expiration of the warranty period.

42.2. Party A shall be responsible for providing sources of water and electricity needed by the construction.


42.3. At the request of Party A, Party B agrees to follow grade 3 state-run enterprise standards for pricing as a discount at the time of completion settlement.

42.4. This project shall not be subcontracted. Party A shall have the right to impose a financial penalty upon Party B or terminate this Contract if Party A witnesses the presence of construction personnel at the construction site who are other than those from Wei Changda.


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
--------------------------------------------------------------------------------
                      This Contract is made on Oct.7, 2000
--------------------------------------------------------------------------------
Contract-letting party (seal): Weifang       Contractor (seal): Special Seal for
Fuhua Amusement Park Co., Ltd.               Economic Contracts, Construction
Address:                                     Company No. 1 of Weifang Changda
Legal representative:                        Construction (Group) General Co.
(Seal:) Mingcheng Ma                         Address: 52 (Illegible) Tel:
Proxy:                                       8651039
Telephone:
Cable:                                       Address:
Account-holding bank:                        Legal representative:
Account number:                              (Illegible),  Zhen Yi
Postal Code:                                 Proxy:
                                             Telephone:
                                             Cable:
                                             Account-holding bank:
                                             Account number:
                                             Postal Code:
--------------------------------------------------------------------------------
Comments by Construction       Comments by Bank of      Certification Authority:
Commission:                    Construction             Certification Number:


                                                        Certified by:

 Date:                         Date:                    Date:
------------------------------ -----------------------  ------------------------


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                 CONDITIONS OF THE PROJECT CONSTRUCTION CONTRACT

SECTION I      DEFINITION OF TERMS AND CONTRACT DOCUMENTS

ARTICLE 1 DEFINITION OF TERMS. The Project Construction Contract Documents consist of the Conditions of the Project Construction Contract ("Contract Conditions") and the Agreement Provisions of the Project Construction Contract ("Agreement Provisions"). Unless otherwise stated in the Agreement Provisions, the terms used in the Contract Documents shall have the definitions listed herein:

1.1 Contract-letting Party ("Party A"): The qualified contract-letting entity having the ability to make payments of the project costs, as specified in the Agreement Provisions.

1.2 Party A's Field Representative ("Party A's Representative"): The representative appointed by Party A in the Agreement Provisions.

1.3 Subcontractor ("Party B"): The qualified contractor accepted by the contract-letting party, as specified in the Agreement Provisions.

1.4 Party B's Field Representative ("Party B's Representative"): The representative appointed by Party B in the Agreement Provisions.

1.5 External Supervisor: A legally qualified project supervision agency or individual entrusted by Party A with the supervision of the project.

1.6 Chief Supervisory Engineer: The person appointed by the project supervision unit to be in charge of the supervision of the project.

1.7 Design Firm: The design firm appointed by Party A and having the required qualifications.

1.8 Project Cost Control Offices: Relevant departments under the State Council, competent administrative offices for construction at all levels of authority, or their authorized project cost control offices.

1.9 Project Quality Supervision Offices: Relevant departments under the State Council, competent administrative offices for construction at all levels of authority, or their authorized project quality supervision offices.

1.10 Project: The permanent project whose details are specified in the Agreement Provisions.

1.11 Contract Cost: The total cost calculated according to the various rates specified in


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relevant rules or the Agreement Provisions and paid to Party B for the completion of the project pursuant to the requirements of the Contract.

1.12 Financial Expenditures: The contract cost that is incurred during construction and that, having been verified by Party A, shall be paid through an expanded budget.

1.13 Fees: The expenses to be paid directly by Party A in addition to the contract cost and the expenses to be borne by Party B.

1.14 Term of Construction: The contract construction period as specified in the Agreement Provisions.

1.15 Starting Date of the Construction: The starting date of the project construction as specified in the Agreement Provisions.

1.16 Completion Date of the Construction: The completion date of the project construction as specified in the Agreement Provisions.

1.17 Drawings: All the drawings provided by Party A or by Party B with the approval of Party A's Representative for Party B's use in the construction (including supplemental instructions and relevant information).

1.18 Construction Site: The site approved by Party A and defined in the organizational design of the construction or the general site plan of the construction.

1.19 Written Forms: All handwritten, typed, reproduced, or printed notices, letters of appointment, powers of attorney, certificates, visas, memoranda, minutes of meetings, correspondence, and verified telegrams and facsimiles that occur in the performance of the Contract.

1.20 Force Majeure: Wars, insurrections, explosions caused by falling aerial objects or other causes out of Party A's control, fires, or natural calamities such as strong winds, rain, snow or earthquakes of a magnitude over the levels specified in the Agreement Provisions that cause damage to the project.

1.21 Agreement Provisions: The written agreement signed by Party A and Party B after consultation with regard to the particular project.

ARTICLE 2 CONTRACT DOCUMENTS AND PRIORITY OF INTERPRETATION. The Contract Documents complement each other with regard to the interpretation and explanation of their contents. Unless otherwise stated in the Contract, the components of the Contract Documents are listed below in the order of their priority in interpretation:

2.1 The Agreement Provisions;


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2.2 The Conditions of the Contract;

2.3 Memoranda and agreements of consultations over, and modifications to, the definitions of the Parties' rights and obligations;

2.4 Notices of award of contract, tender documents, and bid specifications relevant to the project bidding;

2.5 Project work amount lists or other relevant technical information and technical requirements used to determine the project costs, such as project budgets, drawings, standards, and specifications.

Any ambiguity and inconsistency among the Contract Documents shall be resolved by the Parties through consultation provided that the progress of the project not be affected (for projects under the supervision of an External Supervisor, the Chief Supervisory Engineer should first make an effort at interpretation); when the Parties cannot reach an agreement, the issue shall be resolved according to the procedure specified in Article 30.

ARTICLE 3 LANGUAGE, STANDARDS, AND GOVERNING LAWS OF THE CONTRACT DOCUMENTS. The Contract Documents are written and shall be interpreted and explained in Chinese or the language of the minority nationality specified in the Agreement Provisions.

The governing laws applicable to the Contract Documents include national laws and regulations, the departmental rules stipulated in the Agreement Provisions, or the local regulations at the project site.

National standards and codes as specified in the Agreement Provisions shall be followed in the course of the construction. When no applicable national standards or codes exist, the industry standards and codes specified in the Agreement Provisions or local standards and codes at the project site shall be followed. Party A shall provide to Party B, within the time frame specified in the Agreement Provisions, two identical copies of the stipulated standards and codes.

When no applicable standards or codes exist in China, Party B shall, pursuant to the time frame and requirements specified in the Agreement Provisions, propose construction processes, which shall be implemented by Party B after obtaining the approval by Party A's Representative. If Party A wants to use foreign standards and codes, Party A shall provide the Chinese translations of said standards and codes. Party A shall bear all the expenses arising from purchasing, translating, and establishing said standards and codes.

ARTICLE 4 DRAWINGS. Party A shall, in accordance with the dates and quantities stipulated in the Agreement Provisions, provide to Party B a complete set of construction drawings 15 days prior to the starting date of the project construction, and Party B shall comply with the confidentiality requirements regarding the drawings as specified in the Agreement Provisions. If additional confidentiality measures are needed, Party A shall


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bear all the expenses arising therefrom. If Party B needs additional copies of the drawings, Party A shall make photocopies thereof and Party B shall bear the expenses of the photocopying.

SECTION II      GENERAL RESPONSIBILITIES OF THE PARTIES

ARTICLE 5 PARTY A'S REPRESENTATIVE. Party A shall appoint a field representative, who shall, in accordance with the requirements below, exercise the powers conferred by the Contract and perform the following duties specified in the Contract:

5.1 Party A's Representative can appoint managers to assume part of its powers and duties and can revoke such appointments at any time. Party A shall notify Party B of any such appointment or revocation 5 days in advance.

5.2 Any instructions and notices sent by Party A's Representative to Party B's Representative shall be in writing and signed by Party A's Representative; they will not become effective until Party B's Representative has signed and dated their receipt slips. When necessary, Party A's Representative may issue oral instructions to be followed by a written confirmation within 48 hours, and Party B shall implement such instructions from Party A's Representative. In the event that Party A's Representative fails to send a written confirmation on time, Party B shall submit a request for written confirmation within 3 days after Party A's Representative issues the oral instructions. If Party A's Representative does not respond within 3 days after Party B submits the request for written confirmation, the failure to respond shall be construed as confirmation of Party B's request. If Party B thinks Party A's Representative's instructions are unreasonable, Party B shall submit a written statement within 24 hours after receiving said instructions. Party A's Representative shall notify Party B, in writing and within 24 hours after receiving Party B's statement, of any modification to the instructions or decisions to continue implementing the original instructions. In emergencies when Party A's Representative issues instructions which require immediate implementation by Party B, or when Party A's Representative decides to go ahead with instructions in spite of Party B's objections, Party B shall implement said instructions. Party A shall be responsible for all expenses arising from incorrect instructions as well as for the losses suffered by Party B, and the term of the project shall be extended by the length of the delay thus caused.

5.3 Party A's Representative shall, pursuant to the Contract, promptly provide to Party B the required instructions, approvals, and drawings and shall perform other stipulated obligations; otherwise, Party B shall, within 24 hours after the specified time, notify Party A's Representative of its specific requests, reasons for such requests, and possible results of any delay in delivery. In the event that Party A's Representative fails to respond within 48 hours after receiving Party B's notice, Party A shall be responsible for the financial expenditures incurred and compensate for Party B's losses, and the term of the project shall be extended by the length of the delay thus caused.


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For projects under the supervision of an External Supervisor, the Chief
Supervisory Engineer appointed by Party A shall, pursuant to the Agreement Provisions, exercise in full or in part the powers of Party A's Representative specified in the Contract and perform the duties of Party A's Representative, but shall not have the power to release Party B of its obligations specified in the Contract.

If Party A's Representative or the Chief Supervisory Engineer is replaced, Party A shall notify Party B of such replacement 7 days in advance, and the successor shall continue to perform his predecessor's responsibilities (the obligations and commitments within the limits of his authority as specified in the Contract Documents).

ARTICLE 6 PARTY B'S FIELD REPRESENTATIVE. Party B shall appoint a field representative, who shall, in accordance with the requirements below, exercise the powers conferred by the Contract and perform the duties specified in the
Contract:

6.1 Any requests, petitions, and notices sent by Party B to Party A's Representative shall be in writing and signed by Party B's Representative; they will not become effective until Party A's Representative has signed and dated their receipt slips.

6.2 Party B's Representative shall organize the construction work according to the organizational design of the construction (or the construction plan) approved by Party A's Representative and the instructions and requirements issued by Party A's Representative pursuant to the Contract. In emergencies when communications with Party A's Representative cannot be effected, Party B's Representative may take emergency measures to protect the project and the safety of the workers and the properties, and shall submit a report to Party A's Representative within 24 hours after taking the emergency measures. If the responsibility lies with Party A, Party A shall bear the financial expenditures incurred and the term of the project shall be extended by the length of the delay thus caused. If the responsibility lies with Party B, Party B shall bear the expenses.

If Party B's Representative is replaced, Party B shall notify Party A of such replacement 7 days in advance, and the successor shall continue to perform his predecessor's responsibilities (the obligations and commitments within the limits of his authority as specified in the Contract Documents).

ARTICLE 7 PARTY A'S WORK RESPONSIBILITIES. Party A shall, pursuant to the time frame and requirements specified in the Agreement Provisions, complete the following work all at once or in stages:

7.1 Acquisition of land, compensation for trees uprooted, removal of houses and relocation of their occupants, and removal of surface, aerial and underground obstacles to make the site ready for construction. Party A shall remain responsible for solving any unsolved problems in these respects after construction begins.

7.2 Connection of water pipes, electric power lines, and telecommunications lines


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from outside the construction site to the locations specified in the Agreement
Provisions. Also responsible for ensuring that such needs are met during construction.

7.3 Building roads to connect the construction site to local highways and thoroughfares within the construction site to meet the transportation needs of construction and to ensure the smooth flow of traffic during construction.

7.4 Providing materials to Party B on project geology and on the underground pipes and lines at the construction site to ensure the accuracy of data.

7.5 Obtaining all certificates and licenses needed for construction (excluding certificates with regard to Party B's qualifications) as well as submitting applications for temporary land use, easement on roads, and special railway sidelines.

7.6 Providing to Party B, in writing, the information on benchmarks and coordinate control points, and conducting field cross-checking.

7.7 Arranging a joint review of the drawings by Party B and the Design Firm, and explaining the design rationale to Party B.

7.8 Coordinating the protection measures for the underground lines and surface buildings and structures around the construction site and paying the expenses thus incurred.

If Party A fails to complete the above-described work pursuant to the Contract and thus causes delay in the construction, Party A shall be responsible for the financial expenditures incurred and shall compensate Party B for its losses, and the term of the project construction shall be extended by the length of the delay thus caused.

ARTICLE 8 PARTY B'S WORK RESPONSIBILITIES. Party B shall, pursuant to the time frame and requirements specified in the Agreement Provisions, complete the following work:

8.1 Completing the construction drawing design or supplemental engineering designs, subject to the restrictions in its design license and according to Party A's Representative's requirements and, after obtaining Party A's approval, making use of said designs.

8.2 Providing to Party A's Representative the annual, quarterly, and monthly project progress schedules as well as relevant progress statistical reports and project accident reports.

8.3 Providing and maintaining lighting for daylight construction work as well as custodian service, fences, and security service at the site, as is necessary for the project. Should any damage to the project, properties, or human life occur due to Party B's failure to perform its obligations as listed above, Party B shall be responsible for the resulting expenses.


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8.4 Providing, in accordance with the quantities and requirements set forth in the Agreement Provisions, to Party A's Representative buildings and facilities for business and private use. The expenses thus incurred shall be borne by Party A.

8.5 Compliance with the rules and regulations set forth by the local government and relevant departments regarding the traffic and noise control at the construction site, and, after obtaining Party A's approval, performing the relevant paperwork. Party A shall bear the expenses thus incurred, except for any penalty for which Party B is responsible.

8.6 Protection, in accordance with the Agreement Provisions, of completed work in the completed project prior to delivery. If any damage occurs during the protection period, Party B shall be responsible for any repair expenses. If Party A requires Party B to take any special protection measures regarding any project sections, said sections and the related financial expenditures shall be specified in the Agreement Provisions. If any damage occurs during use by Party A prior to the delivery date, Party A shall be responsible for repair expenses.

8.7 Protection of lines under the construction site and adjacent buildings and structures pursuant to the Contract.

8.8 Ensuring the cleanliness of the construction site pursuant to applicable regulations, cleaning the site before delivering the project as specified in the Contract Documents, and bearing the losses and penalty resulting from any non-compliance (excluding any losses or penalty resulting from non-compliance with regulations issued after the signing of the Contract or from causes not attributable to Party B).

If Party B fails to complete all the work specified above, thus causing construction delays and project losses, Party B shall compensate Party A for the latter's losses.

SECTION III      ORGANIZATIONAL DESIGN AND TERM OF THE CONSTRUCTION

ARTICLE 9 PROGRESS SCHEDULES. Party B shall submit, within the time frame specified in the Agreement Provisions, the organizational design of the construction (or construction plan) and the progress schedule to Party A's Representative. Party A's Representative shall present its approval of, or comments on, modification to said design and schedule within the time frame specified in the Agreement Provisions. Any failure to approve or modify on time may be construed as approval of said organizational design of the construction (or construction plan) and progress schedule.

Party B shall organize the construction work pursuant to the approved schedule, and shall allow Party A's Representative to inspect and monitor the progress. When the actual progress of the project falls behind schedule, Party B shall, as requested by Party A's


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Representative, submit a proposal of improvement measures, and, after obtaining
Party A's Representative's approval, shall implement said measures.

ARTICLE 10 POSTPONEMENT OF THE STARTING DATE. Party B shall start the construction on the starting date as specified in the Agreement Provisions. If the construction cannot start on the specified date, Party B shall submit a request for postponement and state the reasons to Party A's Representative 5 days prior to the starting date specified in the Agreement Provisions. Party A's Representative shall respond to Party B's request within 3 days. If Party A's Representative approves the postponement or if it fails to respond within 3 days (which failure to responde may be construed as approval of Party B's request), the term of the project shall be extended by the length of the postponement. If Party A's Representative does not approve the postponement or if Party B does not submit its request for postponement within the prescribed time frame, the completion date of the construction shall not be extended.

Party A may postpone the starting date of the construction if it notifies Party B in writing and obtains Party B's approval, but Party A shall be responsible for the financial expenditures thus incurred to Party B and the term of the project shall be extended accordingly.

ARTICLE 11 SUSPENSION OF THE CONSTRUCTION. When necessary, Party A's Representative may request that Party B suspend the construction and shall provide further instructions within 48 hours after requesting the suspension. Party B shall suspend the construction pursuant to Party A's request, protect the completed sections of the project, and, after implementing Party A's Representative's further instructions, request resumption of construction. Party B shall then resume construction after obtaining Party A's Representative's approval. If Party A's Representative fails to provide further instructions or fails to respond within 48 hours after receiving Party B's request for resumption of construction, Party B may resume construction without further delay. If the responsibility for the suspension lies with Party A, Party A shall bear the financial expenditures thus incurred and the term of the project shall be extended accordingly. If the responsibility for the suspension lies with Party B, Party B shall bear the expenses thus incurred. If construction cannot resume due to Party A's Representative's failure to respond in time, Party B may assume that Party A has cancelled the Contract in full or in part and therefore bears responsibility for breach of contract.

ARTICLE 12 DELAY IN THE CONSTRUCTION. The term of construction shall be extended if a delay results from the following causes, which shall have been verified by Party A's Representative:

12.1 Changes in the project work amount and the design.

12.2 Over 8 hours of aggregate downtime within a week caused by interruption in water, electricity or gas supply interruption due to no fault of Party B.

12.3 Force majeure.

12.4 Other causes for an extension of the project as specified in the Contract or approved by Party A's Representative.

Party B shall submit to Party A's Representative a report on the extent of the delay and the financial expenditures thus incurred within 5 days after the occurrence of any of the causes listed above. Party A's Representative shall confirm and respond within 5 days after receiving said report. Any failure to respond within said time frame may be construed by Party B as approval of its request for the extension.

If the project cannot be completed pursuant to the specified construction term for reasons other than those listed above, Party B shall be responsible for breach of contract.

ARTICLE 13 COMPLETION AHEAD OF SCHEDULE. If it is necessary to move forward the completion date, the Parties shall, after having reached an understanding through consultations, sign a pre-schedule completion agreement. Party B shall modify the construction schedule pursuant to the new agreement and submit it to Party A. Party A shall approve the revised schedule within 5 days after receiving it and provide support to facilitate the pre-schedule completion. The pre-schedule completion agreement shall include:

13.1 The new completion time.

13.2 Party B's measures to speed up the completion.

13.3 Party A's support measures for speeding up the completion.

13.4 The financial expenditures and the responsibilities for the payment resulting from the effort to speed up completion.

13.5 The sharing of the benefits (if any) of the pre-schedule completion.


SECTION IV      QUALITY CONTROL AND ACCEPTANCE CHECK

ARTICLE 14 INSPECTION AND REWORKING. Party B shall conscientiously follow relevant standards, specifications, and design requirements as well as instructions issued by Party A's Representative pursuant to the Contract, shall allow Party A's Representative and its appointed inspectors to conduct inspections of the project, and shall provide support to facilitate the inspections. Party B shall comply with any requests for reworking and modification made by Party A's Representative and its appointed inspectors and shall bear the cost of the reworking and modification necessitated by its own faults. Party A shall be responsible for any financial expenditures resulting from its incorrect modification requests or from other causes for which Party B is not responsible.

If, after the project passes the inspections specified herein, additional quality problems occur due to Party B's fault, Party B shall be responsible for the correction of the problems and the expenses thus incurred and shall compensate Party A for its losses, and the term of construction shall be extended accordingly.

Said inspections shall not affect the normal progress of construction. If they affect the progress of construction, and if construction does not pass the inspections, the expenses arising out of the interruption to the normal progress of construction shall be borne by Party B. In all other cases, expenses arising out of the interruption shall be borne by Party A, and the term of construction shall be extended accordingly.

ARTICLE 15 LEVELS OF PROJECT QUALITY. The quality of the project shall meet the standards of quality inspection at the national or industry level. If Party A requests that the project, in full or in part, meet the premium quality level, Party A shall be responsible for any additional financial expenditures thus incurred and, if such requests affect the progress of construction, the term of the project shall be extended accordingly.

If Party A's Representative finds any part of the project below the quality level specified in the Contract, Party A's Representative may request reworking and Party B shall perform the reworking, within the time frame requested by Party A, until the specified requirements are met. If the non-compliance is due to Party B's fault, Party B shall be responsible for the cost of the reworking and the term of construction shall not be extended. If the specified requirements are not met even after reworking, Party B shall be responsible for breach of contract. If the non-compliance is due to Party A's fault, Party A shall be responsible for the financial expenditures associated with the reworking and the term of construction shall be extended accordingly.

Any dispute over the quality of the project between the Parties shall be submitted for arbitration by quality supervision offices specified in the Agreement Provisions. The expenses of the arbitration and the resultant losses shall be borne by the party found to be at fault.

ARTICLE 16 CONCEALED WORKS AND MID-POINT ACCEPTANCE CHECKS. When work is to be covered, or when a mid-point acceptance check is required according to the Agreement Provisions, Party B shall, after successfully performing its own inspections, notify Party A's Representative 48 hours prior to the specified time for the concealed work or mid-point acceptance inspection. The notice shall include records of Party B's own inspections as well as the scope, time and place of the concealed work and mid-point acceptance inspections. Party B shall prepare the acceptance check records. If the work passes the acceptance check, Party A's Representative shall sign the acceptance check forms before the work can be concealed and construction be resumed. If the work fails the acceptance check, Party B shall correct the problems within the specified time frame and prepare for another acceptance check.

If the project quality meets the specifications but Party A's Representative fails to sign the acceptance check forms within 24 hours after the inspection, such a situation may be construed as Party A's Representative's approval of the inspection and Party B may conceal the work or resume the construction.

ARTICLE 17 TEST RUN. If installed equipment meets single-unit no-load test run requirements, Party B shall arrange for the test run and notify Party A's Representative 48 hours prior to the test run. The notice shall include the scope, time, and place of the test run. Party B shall prepare the test run record forms. Party A shall provide support needed for the test run. After the test run is successfully performed, Party A's Representative shall sign the test run record forms.

If installed equipment meets linked-unit no-load test run requirements, Party A shall arrange for the test run and notify Party B 48 hours prior to the test run. The notice shall include the scope, time, and place of the test run as well as requirements for the preparation work to be performed by Party B. Party B shall complete the required preparation work and prepare the test run forms. After the test run is successfully performed, both Parties shall sign the test run forms before proceeding to project completion and acceptance.

If design defects result in failure of the test run to meet acceptance requirements, Party A shall modify the design and Party B shall re-install the equipment pursuant to the modified design. Party A shall be responsible for the expenses of modifying the design as well as of removing and reinstalling the equipment. The term of construction shall be extended accordingly.

If manufacturing defects in the equipment result in failure of the test run to meet acceptance requirements, the party that purchased the equipment shall be responsible for the repurchase or repair of the equipment. Party B shall be responsible for removing and reinstalling the equipment. If the equipment was purchased by Party B, Party B shall be responsible for the expenses of repairing or repurchasing as well as of removing and reinstalling the equipment, and the term of construction shall not be extended. If the equipment was purchased by Party A, Party A shall be responsible for all the expenses listed above and the term of construction shall be extended accordingly.

If the test run fails to meet acceptance requirements due to problems in Party B's construction work, Party A's Representative shall present opinions on modification within 24 hours after the test run. Party B shall complete the modification and conduct the test run again. Party B shall be responsible for the expenses of the modification and the re-run, and the term of construction shall not be extended.

Party A shall bear the cost of the test run excluding the amount already included in the contract cost or otherwise specified in the Agreement Provisions.

If Party A's Representative does not present any modification opinions within the specified time frame or does not sign the test run record forms after the test run is successfully performed, the record forms shall automatically become valid 24 hours after the test run, and Party B may resume the construction or perform project completion procedures.

ARTICLE 18 ACCEPTANCE CHECK AND RE-INSPECTION. If Party A's Representative is not able to participate in the acceptance check or the test run on time, Party A's Representative shall submit to Party B, 24 hours prior to the start of the acceptance check or the test run, a postponement request for a period not exceeding two days. If Party A's Representative fails to submit a postponement request within the time frame specified herein and fails to be present at the acceptance check or the test run, Party B may arrange the acceptance check or the test run on its own and Party A shall acknowledge the acceptance check records or the test run records.

If Party A's Representative, no matter whether it has participated in the acceptance check, requests a re-inspection of concealed work, Party B shall uncover the work as requested and shall re-cover or repair the work after the re-inspection. If the sections pass the re-inspection, Party A shall be responsible for the financial expenditures thus incurred and compensate Party B for its losses, and the term of construction shall be extended accordingly. If the sections fail the re-inspection, Party B shall be responsible for the expenses thus incurred and the term of construction shall be extended accordingly.

SECTION V      CONTRACT COST AND ITS PAYMENT

ARTICLE 19 CONTRACT COST AND ITS ADJUSTMENT. The contract cost is specified in the Agreement Provisions and shall not be altered by either party. However, the contract cost may be modified the Agreement Provisions stipulate otherwise or in the event of one of the following circumstances:

19.1 Increase or decrease of the project work amount as verified by Party A's Representative.

19.2 Design changes or project discussions as verified by Party A's Representative.

19.3 Cost adjustments declared by Project Cost Control Offices.

19.4 Over 8 hours of aggregate downtime within a week caused by interruption to the supply of water, electricity or gas due to no fault of Party B.

19.5 Other increases/decreases or adjustments specified in the Contract.

Party B shall, within 10 days after the occurrence of any of the aforementioned circumstances, notify Party A's Representative in writing of the adjustment amount and reasons thereof. Upon approval, Party A's representative shall notify the account-holding bank and Party B. If Party A's Representative fails to respond within 10 days after receiving Party B's notice, the absence of the response may be construed as approval of the adjustment.

ARTICLE 20 ADVANCE PAYMENT OF THE PROJECT COST. Party A shall make an advance payment of the project cost to Party B in the time frame and the amount specified in the Agreement Provisions. After the starting date of the construction, Party A shall receive repayment of the project cost in installments in the time frame and the proportions specified in the Agreement Provisions. If Party A fails to make the advance payment as specified in the Agreement Provisions, Party B may send a request for advance payment notice to Party A 10 days after the specified payment date. If Party A still fails to make the requested advance payment after receiving Party B's notice, Party B may suspend the construction 5 days after sending the notice. Party A shall pay interest on the amount due (with the calculation of the interest starting from the date advance payment became due) and be responsible breach of contract.

ARTICLE 21 VERIFICATION OF THE PROJECT WORK AMOUNT. Party B shall submit to Party A's Representative, within the time frame specified in the Agreement Provisions, a report on the amount of work completed so far. Party A's Representative shall design drawings [sic] verify the amount of work completed ("amount calculation") within 3 days after receiving the report and shall notify Party B 24 hours prior to performing the amount calculation. Party B shall provide support for the amount calculation and appoint some staff to participate in it. If, without due cause, Party B fails to participate in the amount calculation, Party A's Representative may conduct it on its own and the result of the calculation shall be deemed a valid basis for making payments of the project cost. If Party A's Representative fails to conduct the amount calculation within 3 days after receiving Party B's report, then, beginning on day 4, the work amount listed in Party B's reports shall be deemed verified and shall serve as the basis for making payments of the project cost. If Party A's Representative fails to notify Party B within the specified time frame and thus causes Party B to miss the amount calculation, the result of the calculation shall be deemed invalid.

Party A's Representative shall not calculate the amount of work completed by Party B in excess of the amount specified in the project drawings or the amount of work involved in reworking necessitated by Party B's own problems.

ARTICLE 22 PAYMENT OF THE PROJECT COST. Party A shall, within the time frame and in the manner specified in the Agreement Provisions and in accordance with the amount of work verified by Party A's Representative, use the unit prices and cost standards of the component items in the contract cost to calculate the project cost and make payments therefor. If Party A fails to make any payment within 10 days after Party A's Representative calculates the amount and signs, Party B may send a request for payment notice to Party A. If Party A still fails to make the requested payment after receiving Party B's notice, Party B may suspend construction 5 days after sending the notice. Party A shall be responsible for the breach of contract.

Party A may postpone its payment of the project cost if Party B agrees and signs an agreement with Party A. Said agreement shall specify the new payment date and Party A's responsibility to pay interest on the payable project cost with the calculation of the interest starting on the 11th day after Party A's Representative calculates the amount and signs.

SECTION VI      SUPPLY OF MATERIAL AND EQUIPMENT

ARTICLE 23 PARTY A SUPPLYING MATERIAL AND EQUIPMENT. Party A shall, at the time and place specified in the Agreement Provisions, supply the material and equipment and their quality-compliance certificates to Party B pursuant to a list of material and equipment types, specifications, amounts, unit prices and quality levels included in the Agreement Provisions. Party A's Representative shall deliver a notice to Party B 24 hours prior to the acceptance check on the material and equipment supplied. Party B shall appoint some staff to participate in the acceptance check. No matter whether Party B appoints staff to participate in the acceptance check or not, Party B shall safeguard the material and equipment after the acceptance check. Then, Party B shall be responsible for paying compensation for any loss or damage, and Party A shall pay for storage. If Party A fails to notify Party B of the acceptance check as required, Party B shall not be responsible for safeguarding the material and equipment. Then, Party A shall be responsible for any loss or damage thereof.

In the event that the material and equipment supplied by Party A do not match the items on the list, the discrepancy shall be handled as described below.

23.1 If the unit prices of the material or equipment do not match the list, Party A shall be responsible for any price difference.

23.2 If the types, specifications, or quality levels of the material or equipment do not match the list, Party B may refuse to safeguard it and Party A shall remove it from the construction site and purchase a replacement. If, upon delivery of the material and equipment, it is impossible to open and check the boxes, the Parties may check the quantity of the boxes. When opening the boxes, Party B shall invite Party A to be present. If there is any shortage or the quality levels or specifications do not match the list, Party A shall be responsible for supply the missing items or for purchasing a replacement.

23.3 If the model numbers or specifications of the material supplied by Party A do not match the list, Party B may effect adjustments or replacements and Party A shall be responsible for the financial expenditures thus incurred.

23.4 If the delivery destination does not match the list, Party A shall be responsible for moving the material or equipment to the delivery destination specified on the list.

23.5 If the quantity supplied is less than that specified on the list, Party A shall supply the missing items. If the quantity supplied is more than that specified on the list, Party A shall be responsible for removing the excess quantity from the construction site.

23.6 If the delivery date is ahead of that specified on the list, Party A shall be responsible for the storage fees thus incurred.

Party A shall be responsible for expenses arising from the aforementioned circumstances or from a delivery date falling behind that specified on the list. Should there be a delay in the delivery, the term of construction shall be extended accordingly and Party A shall compensate Party B for its losses.

If any new instances of discrepancy with the specifications or quality levels on the list are found even after the items have passed an acceptance check conducted by Party B, Party A shall still be responsible for the financial expenditures of repurchasing, removing and reinstalling and the term of construction shall be extended accordingly.

ARTICLE 24 PARTY B PURCHASING MATERIAL AND EQUIPMENT. Party B shall purchase the material and equipment needed for the project and supply their quality-compliance certificates pursuant to the design and specification requirements as specified in the Agreement Provisions. Party B shall notify Party A's Representative of the acceptance check 24 hours prior to the delivery of the material and equipment. Party A's Representative shall refuse to accept any product that does not meet the design and specification requirements. Then, Party B shall remove such product from the construction site by the time specified by Party A, purchase a qualified product, and be responsible for the expenses thus incurred. In such circumstances, the term of construction shall not be extended. If Party A is not able to come to the acceptance check in time, but later finds some material or equipment that does not meet the design or specification requirements, Party B shall still be responsible for repairing, removing, or repurchasing, shall bear the expenses thus incurred, and shall compensate Party A for its losses. In such circumstances, the term of construction shall be extended by the length of the delay.

Depending on the needs of the project and with the approval of Party A's Representative, Party B may use substitute materials. If the use of substitute materials is caused by Party A's problems, Party A shall be responsible for the financial expenditures thus incurred. If it is caused by Party B's problems, Party B shall be responsible for the expenses thus incurred.

SECTION VII      DESIGN CHANGES

ARTICLE 25 DESIGN CHANGES. If Party B wants to make design changes, Party B must obtain Party A's Representative's approval and Party A must the following approvals:

1   If the changes exceed the standards and scope of the original design, Party
A's Representative must obtain the approval of the departments that previously reviewed the original design in order to get appropriate additional investment and supply of materials.

2   Party A's Representative shall submit the changes to the original design firm for review in order to obtain the relevant drawings and instructions.

If Party A makes changes to the original design during the course of the construction, Party A shall, after obtaining the two aforementioned approvals, notify Party B of the changes, and Party B gives notice that it is carrying out the changes. Otherwise, Party B may refuse to make changes.

After consultation between the Parties over the changes, Party B shall make the following changes pursuant to the requirements of Party A's Representative:

     1 Increase or decrease the amount of the project work as specified in the
       Contract.
     2 Change the nature, quality, and specifications of the project.
     3 Change the height scales, base lines, positions, and dimensions of some sections.
     4 Increase the amount of additional work needed for the project.
     5 Change project-related construction schedules and priorities.

Party A shall be responsible for the financial expenditures arising from said changes and for losses suffered by Party B, and the term of construction shall be extended accordingly.

ARTICLE 26 CHANGING THE CONTRACT COST. When changes specified in Article 25 occur, Party B shall, after consultation with Party A, submit a request for price changes based on the following methods and shall adjust the contract cost and the completion date after obtaining Party A's Representative's approval:

26.1 If the Contract contains prices applicable to the revised project, use the existing prices to calculate and adjust the contract cost.

26.2 If the Contract only contains prices similar to those for the changes, calculate and adjust the contract cost on the basis of said prices.

26.3 If the Contract does not contain any similar or applicable prices, Party B shall submit appropriate revised prices to Party A's Representative for approval.

If Party A's Representative does not agree with Party B's revised price, Party A's Representative shall notify Party B, within 10 days after Party B submits the revised price, that the issue shall be submitted to relevant Project Cost Control Offices for resolution (for projects under the supervision of an External Supervisor, the chief supervisory engineer shall tentatively set the price, and then the issue shall be submitted to the Project Cost Control Offices for a decision). When the Parties still cannot reach an agreement after the decision is made, the resolution procedure specified in Article 30 herein shall be followed.

SECTION VIII      PROJECT COMPLETION AND SETTLEMENT

ARTICLE 27 PROJECT COMPLETION ACCEPTANCE CHECKS. When the project is ready for the completion acceptance checks, Party B shall, pursuant to the government regulations regarding project completion checks, supply Party A's Representative with detailed completion information and completion acceptance check reports. Party B shall supply Party A with the project completion drawings on the date and in the quantities specified in the Agreement Provisions. Party A's Representative, after receiving the completion acceptance check reports, shall arrange for the relevant departments to conduct the acceptance check within the time frame specified in the Agreement Provisions and shall either approve or present modification opinions within 5 days after the acceptance check. Party B shall implement the changes as required. Party B shall also be responsible for any expenses of modification arising from its own problems.

If Party A's Representative fails, without due cause, to arrange for an acceptance check within 10 days after receiving Party B's completion acceptance check reports or fails to approve the project or present modification opinions within 5 days after the acceptance check, such failure may be construed as approval of the completion acceptance check reports. In such circumstances, Party B shall proceed to the settlement procedures, and the completion date shall be the date when Party B submits the completion acceptance check reports. For projects that need modifications before meeting the completion requirements, the completion date shall be the date when Party B, after implementing the modifications, invites Party A to conduct an acceptance check.

If Party A cannot arrange for an acceptance check on the date specified in the Agreement Provisions, Party A shall be responsible for the expense of safeguarding the works with the calculation of the fees starting on the day after the last day of the specified time frame.

If, for some special reasons, some unit projects or sections are to be completed and checked for acceptance one by one, the Parties shall sign a differentiated-section project completion agreement to define each other's responsibilities.

ARTICLE 28 SETTLEMENT UPON COMPLETION. After the completion acceptance check reports have been approved, Party B shall, in accordance with the applicable government regulations and within the time frame and in the manner specified by the applicable the Agreement Provisions, submit a settlement report to Party A's Representative. Party A's Representative shall, after receiving the settlement report, promptly approve the report or present modification opinions. Then, Party A's Representative shall, within the time frame specified in the Agreement Provisions, send a fund allocation notice to the account-holding bank and a copy of said notice to Party B. The bank shall verify the information and then send payment for the project to Party B. Party B shall deliver the completed project to Party A within 15 days after receiving the project payment.

If the account-holding bank is not able to make project payment due to Party A's non-compliance with the applicable rules and stipulations, Party B shall have the right to place a lien on the entire project or part of it and shall provide proper protection therefor. Party A shall be responsible for the protection expenses.

If Party A fails without due cause to complete the settlement procedure within 30 days after receiving the project completion report, Party A shall pay interest on the delinquent project payment with the calculation of the interest starting on the 31st day at the rate charged for unplanned bank loans to construction enterprises. Party A shall also be responsible for the breach of contract.

ARTICLE 29 WARRANTY. Party B shall provide warranty services and pay warranty fees pursuant to the applicable government regulations and in accordance with the warranty items, coverage, scope, terms, coverage amounts and payment methods stipulated in the Agreement Provisions. The warranty term starts on the day when Party A's Representative signs the final acceptance check record forms. For projects that are checked for acceptance section by section, warranty terms shall be calculated on an individual section basis.

In the warranty period, Party B shall dispatch repair teams within 10 days after receiving notices of repair. Otherwise, Party A may authorize other agencies or personnel to perform the repair service. If the expense of reworking results from Party B's problems, Party A shall deduct the expense from the warranty funds and Party B shall be responsible for any remaining unpaid portion. If the financial expenditures associated with reworking result from a causes other than Party B, Party A shall assume responsibility.

For projects that retain a certain percentage of the contract cost as warranty reserve funds with the funds being obtained from the project payments made by Party A to Party B, Party A shall settle the account within 20 days after the warranty expires and return to Party B the remainder of the warranty funds plus the interest calculated at the rate specified in the Agreement Provisions. Party B shall pay to cover insufficient funds.

SECTION IX      DISPUTES, BREACH OF CONTRACT, AND CLAIMS

ARTICLE 30 DISPUTES. In the event that disputes arise with regard to or in connection with the Contract, the Parties may seek mediation, arbitration, or litigation pursuant to the Agreement Provisions. The Parties may use one or more of the following procedures:

1   Seek mediation by departments or personnel as specified in the Agreement
Provisions.

2   File for arbitration by an economic contract arbitration authority that has proper jurisdiction.

3   File for litigation at a People's Court that has proper jurisdiction.

When disputes occur, the Parties shall continue to perform the Contract, continue with the project construction, and protect the completed works, except in the following circumstances.

1  It is impossible to continue to perform the Contract.

2  The Parties have agreed to stop the construction.

3 Mediation, accepted by both parties, results in a request for discontinuation of construction.

4  The arbitration authority has asked for the discontinuation of construction.

5  The court has asked for the discontinuation of construction.

ARTICLE 31 BREACH OF CONTRACT. If Party A's Representative fails to issue the necessary instructions, confirmations and approvals in a timely manner, fails to perform its obligations or to make payments as provided hereunder, or engages in other acts that prevent performance of the Contract, Party A's Representative shall be liable for breach of contract (including payment to Party B for additional financial expenditures caused by the breach of contract and the interest on the accounts payable with the calculation starting on the due date of said accounts) and the term of construction shall be extended accordingly; Party A shall pay the penalty for breach of contract as specified in the Agreement Provisions and shall compensate Party B for downtime losses caused by the breach of contract.

If Party B fails to complete the project in the time frame specified in the Contract, if the quality of construction does not meet the design and specification requirements, or if Party B engages in other acts that prevent performance of the Contract, Party A's Representative may request Party B to pay a penalty for breach of contract as specified in the Agreement Provisions and compensate Party A for losses caused by the breach of contract.

Unless the Parties have both agreed to terminate the Contract or one of the Parties' breach of contract has made it impossible to implement the Contract, the party in default shall continue to implement the Contract after executing its responsibilities as listed above.

In the event that one of the Parties wants to terminate or cancel the Contract because the other party's breach of contract has made it impossible to implement the Contract, the party seeking the termination should notify the defaulting party 10 days in advance. The defaulting party shall be responsible for the breach of contract.

ARTICLE 32 CLAIMS. If Party A fails to make payments, to extend the term of construction, or to compensate for losses as specified in the Contract, Party B may make claims against Party A pursuant to the following procedures:

1. Have proper reasons for claims and have proof regarding the occurrence of the events leading to claims.

2. Within 20 days after the occurrence of a claim event, notify Party A of the claim.

3. Within 10 days after receiving the claim notice, Party A shall either approve the claim or request Party B to provide supplemental reasons and proof. If Party A fails to respond within 10 days, the absence of the response may be construed as approval of the claim.

SECTION X      OTHER

ARTICLE 33 SAFETY IN CONSTRUCTION. Party B shall adopt stringent safety measures pursuant to the applicable regulations. Party B shall be responsible for any accidents resulting from its failure to adopt effective safety measures and for the expenses thus incurred. As for any injuries or deaths for which Party B is not responsible, the responsible party shall bear responsibility and the expenses thus incurred.

Should any major injury or death occur, Party B shall immediately report it to the relevant departments and notify Party A's Representative pursuant to the applicable regulations. Party B shall handle such matters pursuant to the applicable government requirements. Party A shall provide necessary support for rescue operations. The party responsible for the accident shall bear the expenses thus incurred.

Before working in places near power equipment, high voltage lines, underground pipes, sealed vibration-free rooms, zones with high risk of explosion or fire, and major frontage thoroughfares, Party B shall submit a list of safety measures to Party A's Representative and implement said measures after obtaining Party A's approval. Party A shall be responsible for the expense of the protective measures.

When working in a poisonous or hazardous environment, Party A shall provide proper protective measures pursuant to the applicable regulations and bear the financial expenditures thus incurred.

ARTICLE 34 PATENT TECHNOLOGY, SPECIAL PROCESSES, AND RATIONALIZATION PROPOSALS. If Party A requests the use of patent technology and special processes, Party A shall be responsible for filing applications and bear the expenses of the applications and tests. Party B shall use such technology in accordance with Party A's requirements and shall be responsible for performing the relevant tests. If Party B proposes using patent technology and special processes, Party B shall submit the request to Party A's Representative for approval and shall then follow the aforementioned procedures.

If Party B makes rationalization proposals that will involve changes to the drawings, designs and organizational construction design or replacement of original materials and equipment, Party A's Representative must first approve such proposals.

The Parties shall jointly bear and share, pursuant to an agreement between them, any expenses and benefits that may occur in the circumstances mentioned above.

ARTICLE 35 UNDERGROUND OBSTACLES AND CULTURAL RELICS. If in the course of the construction Party B discovers cultural relics, ancient tombs, foundations of ancient buildings and structures, fossils, ancient coins, and other objects of archaeological or geological value, or if Party B discovers obstacles that may hinder the construction, Party B shall notify Party A's Representative within 4 hours, report the discovery to the control departments concerned, and take effective protective measures. Party A's Representative shall, within 12 hours after receiving Party B's notice, either approve Party B's measures or present opinions about the handling of the situation. Party A shall bear the expenses of the protective measures, and the term of construction shall be extended accordingly.

ARTICLE 36 SUBCONTRACTING THE PROJECT. Party B may subcontract part of this project pursuant to the tender documents and the Agreement Provisions. After signing the subcontracting contracts with the subcontractors, Party B shall send copies of said contracts to Party A's Representative. Should any discrepancy occur between the subcontracting contracts and this Contract, this Contract shall prevail.

The subcontracting contracts shall not release Party B of any obligations or duties. Party B should station supervisory staff at the subcontractors' sites to ensure the implementation of the Contract. Any breach of contract or negligence by the subcontractors shall be deemed breach of contract or negligence by Party B.

Unless otherwise stated in the Agreement Provisions, the subcontracting project costs shall be settled between Party B and the subcontractors.

ARTICLE 37 FORCE MAJEURE. After a force majeure event occurs, Party B shall immediately take measures to minimize losses and shall report the damage to Party A's Representative within 24 hours. Party B shall report the losses as well as the expenses for cleaning and repair to Party A within the time frame specified in the Agreement Provisions. If the disaster persists, Party B shall report the developments to Party A every 10 days until the disaster is over. Party A should provide necessary support in disaster response.

Expenses arising from and in connection with the disasters shall be borne by both Parties:

1. Party A shall bear the damages to the project itself.

2. Personnel injuries or deaths and expenses thus incurred shall be the responsibility of the party involved.

3. Party B shall bear damage to its equipment and machinery and downtime losses.

4. The Parties shall sign a separate supplemental agreement to define each other's responsibilities with regard to necessary cleaning and repair work and the expenses thus incurred.


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ARTICLE 38 INSURANCE (IF APPLICABLE). Party A shall obtain life and property insurance coverage for its personnel and third party personnel in the construction site and for the construction project. Party A shall bear all related expenses.

Party B shall obtain insurance for the life and property of its personnel and equipment at the construction site. Party B shall bear all related expenses.

Should any accident occur after the purchase of insurance policies, Party B shall report the losses and claim estimates to Party A within 15 days. If the damage continues to occur, Party B should report to Party A every 10 days after the first 15 days until the damage stops occurring.

ARTICLE 39 CANCELLATION OR SUSPENSION OF THE PROJECT. In the event that policy changes, force majeure, or causes other than Party A or Party B cause the project to be canceled or suspended with the result continued performance of this Contract becomes impossible, Party B shall take steps to protect and prepare the transfer of the completed sections and the purchased materials and equipment. Party B shall also withdraw its own equipment and personnel from the construction site pursuant to Party A's requirements. Party A shall provide support to facilitate Party B's withdrawal, bear the financial expenditures for the above, and, pursuant to the Contract, make payments for the completed sections of the project and compensate Party B for its losses.

As for ordered material and equipment, the party that placed the orders shall try to return them. Party A shall bear the costs of the orders that cannot be returned as well as the expenses for returning orders. However, any loss due to failure to return the orders in time shall be the negligent party's responsibility.

ARTICLE 40 EFFECTIVENESS AND TERMINATION OF THE CONTRACT. The Contract goes into effect on the date specified in the Agreement Provisions. After the settlement upon completion is conducted, and after Party A has made all required payments and Party B has delivered the project to Party A, the Contract shall terminate except for the warranty clauses, which shall remain in force. When the warranty expires, the warranty clauses shall terminate.

ARTICLE 41 COPIES OF THE CONTRACT. The Contract has two originals, both of which have the same validity. Party A and Party B shall each keep one original after signing and affixing their seals. The Agreement Provisions specifies the number of copies. Party A and Party B shall deliver copies of the Contract to the departments concerned.

          Supervised by: Wei Fang City Administration of Industry and Commerce Printed by: Wei Fang Technology Daily Printing Shop


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